Exhibit (q)(2)

POWER OF ATTORNEY

The undersigned, Bruce R. Bond, Susan J. Carter, Collette Chilton, Neil A. Cotty, Robert Fairbairn, Lena G. Goldberg, Robert M. Hernandez, Henry R. Keizer, Cynthia A. Montgomery, Donald C. Opatrny, John M. Perlowski, Joseph P. Platt, Mark Stalnecker, Kenneth L. Urish and Claire A. Walton, Directors/Trustees of each of the registered investment companies listed in Appendix A hereto, hereby authorize Benjamin Archibald, John Perlowski, Neal J. Andrews, Jay M. Fife, Jennifer McGovern, Scott Hilton and Janey Ahn, or any of them, as attorney-in-fact, to sign on his or her behalf in the capacities indicated (and not in such person’s personal individual capacity for personal financial or estate planning), the Registration Statement on Form N-lA, filed for such registered investment company or any amendment thereto (including any pre-effective or post-effective amendments) for or on behalf of each registered investment company listed in Appendix A or any current or future series thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

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IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 3rd day of January, 2019.

Signature	Title	Signature	Title

/s/ Bruce R. Bond	Director/ Trustee	/s/ Cynthia A. Montgomery	Director/ Trustee
Bruce R. Bond		Cynthia A. Montgomery

/s/ Susan J. Carter	Director/ Trustee	/s/ Donald C. Opatrny	Director/ Trustee
Susan J. Carter		Donald C. Opatrny

/s/ Collette Chilton	Director/ Trustee	/s/ John M. Perlowski	Director/ Trustee
Collette Chilton		John M. Perlowski

/s/ Neil A. Cotty	Director/ Trustee	/s/ Joseph P. Platt	Director/ Trustee
Neil A. Cotty		Joseph P. Platt

/s/ Robert Fairbairn	Director/ Trustee	/s/ Mark Stalnecker	Director/ Trustee
Robert Fairbairn		Mark Stalnecker

/s/ Lena G. Goldberg	Director/ Trustee	/s/ Kenneth L. Urish	Director/ Trustee
Lena G. Goldberg		Kenneth L. Urish

/s/ Robert M. Hernandez	Director/ Trustee	/s/ Claire A. Walton	Director/ Trustee
Robert M. Hernandez		Claire A. Walton

/s/ Henry R. Keizer	Director/ Trustee
Henry R. Keizer

Appendix A

BBIF Money Fund

BBIF Treasury Fund

BIF Money Fund

BIF Treasury Fund

BlackRock Advantage Global Fund, Inc.

BlackRock Advantage U.S. Total Market Fund, Inc.

BlackRock Asian Dragon Fund, Inc.

BlackRock Balanced Capital Fund, Inc.

BlackRock Basic Value Fund, Inc.

BlackRock Capital Appreciation Fund, Inc.

BlackRock Emerging Markets Fund, Inc.

BlackRock Equity Dividend Fund

BlackRock EuroFund

BlackRock Financial Institutions Series Trust

BlackRock Focus Growth Fund, Inc.

BlackRock FundsSM

BlackRock Funds II

BlackRock Funds III

BlackRock Global Allocation Fund, Inc.

BlackRock Index Funds, Inc.

BlackRock Large Cap Series Funds, Inc.

BlackRock Latin America Fund, Inc.

BlackRock Liquidity Funds

BlackRock Long-Horizon Equity Fund

BlackRock Mid Cap Dividend Series, Inc.

BlackRock Natural Resources Trust

BlackRock Series, Inc.

BlackRock Series Fund, Inc.

BlackRock Variable Series Funds, Inc.

FDP Series, Inc.

Funds For Institutions Series

Managed Account Series

Master Advantage U.S. Total Market LLC

Master Focus Growth LLC

Master Institutional Money Market LLC

Master Investment Portfolio

Master Large Cap Series LLC

Master Money LLC

Master Treasury LLC

Quantitative Master Series LLC

Ready Assets Government Liquidity Fund

Ready Assets U.S.A. Government Money Fund

Ready Assets U.S. Treasury Money Fund

Retirement Series Trust